FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                        505 WEST MAIN LIMITED PARTNERSHIP


         This First Amendment to the Amended and Restated Agreement of Limited Partnership of 505 West Main Limited Partnership, a South Dakota limited partnership (the "First Amendment") is being entered into as of the date written below by and between Crane & Fowler Investments, L.L.C. and Sioux Falls Environmental Access, Inc. as the general partners (collectively, the "General Partner"), WNC Housing Tax Credit Fund VI, L.P. Series 9, a California limited partnership as the limited partner (the "Limited Partner"), WNC Housing, L.P., a California limited liability company as the special limited partner (the "Special Limited Partner") and WNC Holding, LLC as the withdrawing limited partner ("WNC Holding"). The General Partner, Limited Partner, Special Limited Partner and WNC Holding may collectively be referred to as the Partners or may individually be referred to as a Partner.

                                    RECITALS

         WHEREAS, 505 West Main Limited Partnership, a South Dakota limited partnership (the "Partnership") filed a certificate of limited partnership with the South Dakota Secretary of State on August 31, 1998. A Limited Partnership Agreement dated August 28, 1998 was entered into by and between Lewis F. Weinberg and Weinberg Investments, Inc. as the general partners (the "Original General Partners") and Michael A. Crane as the initial limited partner (the "Initial Limited Partner") (the "Partnership Agreement").

         WHEREAS, on March 1, 2001, an Amended and Restated Certificate of Limited Partnership was filed with the Office of the Secretary of State of South Dakota in which Sioux Falls Environmental Access, Inc. ("SFEA") was added as a General Partner ("Amended and Restated Certificate")

         WHEREAS, on May 23, 2001 the Amended and Restated Certificate was amended and filed with the Office of the Secretary of State of South Dakota for the withdrawal of the Original General Partners and to admit Crane & Fowler Investments, L.L.C. and Sioux Falls Environmental Access, Inc. as the Substitute General Partners (the "Second Amended and Restated Certificate").

         WHEREAS, on January 29, 2002, the Original Partnership Agreement was amended and restated to provide, in part, for the withdrawal of the original limited partners and for the admission of the WNC Holding as the limited partner and the WNC Housing, L.P. as the special limited partner (the "Amended and Restated Partnership Agreement"). The partners of the Amended and Restated Partnership Agreement failed to acknowledge SFEA as a general partner and failed to obtain SFEA's signature on the Amended and Restated Partnership Agreement. Therefore, SFEA had not agreed to the terms of the Amended and Restated Partnership Agreement at the time of the Amended and Restated Partnership Agreement.


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         WHEREAS, the Limited Partner agrees to be admitted into the
Partnership, to pay the Capital Contribution provided herein, and to be bound by the terms and provisions of this First Amendment and the Amended and Restated Partnership Agreement.

         WHEREAS, WNC Holding hereby agrees to withdraw as a limited partner in the Partnership and to have no further rights, title or interest in the Partnership and the Partnership agrees to permit the withdrawal of WNC Holding. Any capitalized terms not defined in this First Amendment shall have the meaning ascribed in the Amended and Restated Partnership Agreement.

         NOW THEREFORE, in consideration of the foregoing Recitals, which are a part of this Amendment, and the mutual promises, covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners do hereby agree to amend, in part, the Amended and Restated Partnership Agreement as follows:

         Section 1.50 of the Amended and Restated Partnership Agreement is amended in its entirety to provide:

         Section 1.50 "Limited Partner" shall mean WNC Housing Tax Credit Fund VI, L.P. Series 9, a California limited partnership, and such other Persons as are admitted to the Partnership as additional or Substitute Limited Partners pursuant to this Agreement.

         Section 1.70 of the Amended and Restated Partnership Agreement is amended in its entirety to provide:

         Section 1.70 "Projected Annual Tax Credits" shall mean LIHTC in the amount of $54,331 for 2002, $108,663 per year for each of the years 2003 through 2011 and $54,332 for 2012 which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting % of the aggregate amount of LIHTC of $1,086,850 to be available to the Partnership.

         Section 6.1 of the Amended and Restated Partnership Agreement is amended in its entirety to provide:

         Section 6.1 Capital Contribution of General Partner. The General Partner shall make a Capital Contribution equal to $100.

         Section 6.2 of the Amended and Restated Partnership Agreement is amended in its entirety to provide:

         Section 6.2 Construction and Renovation Obligations.

         (a) Crane & Fowler Investments, L.L.C. ("Guarantors") hereby guarantees a lien free completion of construction and renovation of the Apartment Housing on or before December 1, 2002("Completion Date") at a total development cost of not more than $2,266,626("Development Budget"), which includes all hard and soft

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costs incident to the acquisition, development, renovation and construction of the Apartment Housing in accordance with the Construction Budget, the Construction Contract, and the Project Documents, except for additional expenditures as approved by Limited Partner or Special Limited Partner. At any time during construction and renovation, if the Special Limited Partner ascertains that the Development Budget exceeds the sum of the Capital Contributions and the Mortgage amount then the General Partner shall be responsible for and shall be obligated to pay the difference thereof within thirty days of receiving written notice from the Special Limited Partner except as otherwise provided for in this Agreement. Any advances by the General Partner pursuant to the previous sentence shall not be repayable, shall not change the Interest of any Partner in the Partnership and shall be considered a guaranteed payment to the Partnership for cost overruns. Upon such notice from the Special Limited Partner, the General Partner shall advance the requested funds into the Projects General Fund account.

         (b) In addition, if (1) the Improvements are not completed on or before the Completion Date (which date may be extended in the events of Force Majeure, but in no event longer than three months from the Completion Date); (2) prior to completing the Improvements, the Lender sends a notice of default under the Loan; or (3) a foreclosure action is commenced against the Partnership, then at the Special Limited Partner's election, either the General Partner will be removed from the Partnership and the Special Limited Partner will be admitted as successor General Partner, all in accordance with Article XIII hereof, or the General Partner will repurchase the Interest of the Limited Partner and the Special Limited Partner for an amount equal to the amounts theretofore paid by the Limited Partner and the Special Limited Partner, and the Limited Partner and the Special Limited Partner shall have no further Interest in the Partnership. If the Special Limited Partner elects to have the General Partner repurchase such Interests then the repurchase shall occur within 60 days after the General Partner receives written demand from the Special Limited Partner. If the Special Limited Partner elects to remove the General Partner then the provisions of
Article XIII apply.

         Section 7.2 of the Amended and Restated Partnership Agreement is amended in its entirety to provide:

         Section 7.2 Capital Contribution of Limited Partner. The Limited Partner shall make a Capital Contribution in the amount of $760,643, as may be adjusted in accordance with Section 7.4 of this Agreement, in cash on the dates and subject to the conditions hereinafter set forth.

         (a) $684,579 shall be payable upon the Limited Partner's receipt and approval of the following documents:

                  (1) Special Limited Partner's acquisition committee approval;

                  (2) a legal opinion in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

                  (3) a fully executed Certification and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;


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                  (4) a copy of a title commitment, (in a form and substance satisfactory to the Special Limited Partner) constituting an agreement by such title company to issue the Title Policy within fifteen working days. The title commitment will show the Apartment Housing to be free from liens except the Construction Loan and free from other exceptions not previously approved by the Special Limited Partner;

                  (5) Insurance required during construction and renovation; and

                  (6) a copy of the recorded grant deed (warranty deed).

         (b) $76,064 shall be payable upon the Limited Partner's receipt and approval of the following documents:

                  (1) Completion of Construction or Renovation;

                  (2) a certificate of occupancy (or equivalent evidence of local occupancy approval if a permanent certificate is not available) on all the apartment units in the Apartment Housing;

                  (3) a completion certification in a form substantially similar to the form attached hereto as Exhibit "D" and incorporated herein by this reference, indicating that the Improvements have been completed in accordance with the Project Documents;

                  (4) a letter from the Contractor in a form substantially similar to the form attached hereto as Exhibit "F" and incorporated herein by this reference stating that all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract;

                  (5) Insurance required during operations;

                  (6) Mortgage Loan documents signed and the Mortgage funded;

                  (7) endorsement to the Title Policy dated no more than ten days prior to the scheduled Capital Contribution providing an as-built survey and confirming that there are no liens, claims or rights to a lien or judgments filed against the property or the Apartment Housing during the time period since the issuance of the Title Policy referenced above in Section 7.2(a);

                  (8) the current rent roll evidencing a minimum 90% occupancy by Qualified Tenants for 90 consecutive days immediately prior to funding;

                  (9) copies of all initial tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, and income certification forms (LIHTC specific) collected by the Management Agent, or General Partner, verifying each tenant's eligibility pursuant to the Minimum Set-Aside Test;

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                  (10) copies of the executed lease agreement with the tenants;

                  (11) a copy of the declaration of restrictive covenants/extended use agreement entered into between the Partnership and the State Tax Credit Agency;

                  (12) an audited construction and renovation cost certification (which includes an itemized cost breakdown);

                  (13) the Accountant's final Tax Credit certification in a form substantially similar to the form attached hereto as Exhibit "E" and incorporated herein by this reference;

                  (14) Debt Service Coverage of 1.15 for 90 consecutive days immediately prior to funding;

                  (15) Internal Revenue Code Form 8609, or any successor form;

                  (16) the construction and renovation documents required pursuant to Section 14.3(a) of this Agreement, if not previously provided to the Limited Partner and a determination by the Special Limited Partner that financing is In-Balance; and

                  (17) any documents previously not provided to the Limited Partner but required pursuant to this Section 7.2 and Sections 14.3(a) and (b).

         Section 7.4 of the Amended and Restated Partnership Agreement is amended in its entirety to provide:

         Section 7.4  Adjustment of Capital Contributions.

         (a) The amounts of the Limited Partner's and the Special Limited Partner's Capital Contributions were determined in part upon the amount of Tax Credits that were expected to be available to the Partnership, and was based on the assumption that the Partnership would be eligible to claim, in the aggregate, the Projected Tax Credits. If the anticipated amount of Projected Tax Credits to be allocated to the Limited Partner and Special Limited Partner as evidenced by IRS Form 8609, Schedule A thereto, provided to the Limited Partner and Special Limited Partner are less than $1,086,741 (the new Projected Tax Credit amount, if applicable, shall be referred to as the "Revised Projected Tax Credits") then the Limited Partner's and Special Limited Partner's Capital Contribution provided for in Section 7.2 and Section 7.5 respectively shall be adjusted by the amount which will make the total Capital Contribution to be paid by the Limited Partner and Special Limited Partner to the Partnership equal to 70% of the Revised Projected Tax Credits so anticipated to be allocated to the Limited Partner and Special Limited Partner. If any Capital Contribution

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adjustment referenced in this Section 7.4(a) is a reduction which is greater than the remaining Capital Contribution to be paid by the Partner whose Capital Contribution is being adjusted, then the General Partner shall have ninety days from the date the General Partner receives notice from either the Limited Partner or the Special Limited Partner to pay the shortfall to the Partner whose Capital Contribution is being adjusted. If the Capital Contribution adjustment referenced in this Section 7.4(a) is an increase then the Partner whose Capital Contribution is being adjusted shall have thirty days from the date the Limited Partner and Special Limited Partner have received notice from the General Partner to pay the increase.

         (b) The General Partner is required to use its best efforts to rent 100% of the Apartment Housing's apartment units to tenants who meet the Minimum Set-Aside Test throughout the Compliance Period. If at the end of any calendar year during the first five calendar years following the year in which the Apartment Housing is placed in service, the Actual Tax Credit for any fiscal year or portion thereof is or will be less than the Projected Annual Tax Credit, or the Projected Annual Tax Credit as modified by Section 7.4(a) of this Agreement if applicable (the "Annual Credit Shortfall"), then the next Capital Contribution owed by the Limited Partner shall be reduced by the Annual Credit Shortfall amount, and any portion of such Annual Credit Shortfall in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Limited Partner. If the Annual Credit Shortfall is greater than the Limited Partner's remaining Capital Contributions then the General Partner shall pay to the Limited Partner the excess of the Annual Credit Shortfall over the remaining Capital Contributions. The General Partner shall have sixty days to pay the Annual Credit Shortfall from the date the General Partner receives notice from the Special Limited Partner. The provisions of this
Section 7.4(b) shall apply equally to the Special Limited Partner in proportion to its Capital Contribution and anticipated annual Tax Credit.

         (c) In the event that, for any reason, at any time after the first five calendar years following the year in which the Apartment Housing is placed in service, there is an Annual Credit Shortfall, then there shall be a reduction in the General Partner's share of Net Operating Income in an amount equal to the Annual Credit Shortfall and said amount shall be paid to the Limited Partner. In the event there are not sufficient funds to pay the full Annual Credit Shortfall to the Limited Partner at the time of the next Distribution of Net Operating Income, then the unpaid Annual Credit Shortfall shall be repaid in the next year in which sufficient monies are available from the General Partner's share of Net Operating Income. In the event a Sale or Refinancing of the Apartment Housing occurs prior to repayment in full of the Annual Credit Shortfall then the excess will be paid in accordance with Section 11.2(b). The provisions of this Section 7.4(b) shall apply equally to the Special Limited Partner in proportion to its Capital Contribution and anticipated annual Tax Credit.

         (d) The General Partner has represented, in part, that the Limited Partner will receive Projected Annual Tax Credits of $54,331 in 2002 and $108,663 in 2003. In the event the 2002 or 2003 Actual Tax Credits are less than projected then the Limited Partner's Capital Contribution shall be reduced by an amount equal to 70% times the difference between the Projected Annual Tax Credits for 2002 or 2003 and the Actual Tax Credits for 2002 or 2003. If the 2002 or 2003 Actual Tax Credits are less than projected then the Special Limited Partner's Capital Contribution shall be reduced following the same equation referenced in the preceding sentence. If, at the time of determination thereof, the Capital Contribution adjustment referenced in this Section 7.4(d) is greater than the balance of the Limited Partner's or Special Limited Partner's Capital

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Contribution payment which is then due, if any, then the excess amount shall be paid by the General Partner to the Limited Partner and/or the Special Limited Partner within sixty days of the General Partner receiving notice of the reduction from the Limited Partner and/or the Special Limited Partner.

         (e) The Partners recognize and acknowledge that the Limited Partner and the Special Limited Partner are making their Capital Contribution, in part, on the expectation that the Projected Tax Credits are allocated to the Partners over the Tax Credit Period. If the Projected Tax Credits are not allocated to the Partners during the Tax Credit Period then the Limited Partner's and Special Limited Partner's Capital Contribution shall be reduced by an amount agreed upon by the Partners, in good faith, to provide the Limited Partner and the Special Limited Partner with their anticipated internal rate of return.

         (f) In the event there is: (1) a filing of a tax return by the Partnership evidencing a reduction in the qualified basis or eligible basis of the Apartment Housing causing a recapture of Tax Credits previously allocated to the Limited Partner; (2) a reduction in the qualified basis or eligible basis of the Apartment Housing for income tax purposes following an audit by the Internal Revenue Service (IRS) resulting in a recapture or reduction of Tax Credits previously claimed; (3) a decision by the United States Tax Court upholding the assessment of such deficiency against the Partnership with respect to any Tax Credit previously claimed in connection with the Apartment Housing, unless the Partnership shall timely appeal such decision and the collection of such assessment shall be stayed pending the disposition of such appeal; or (4) a decision of a court affirming such decision upon such appeal then, in addition to any other payments to which the Limited Partner and/or the Special Limited Partner are entitled under the terms of this Section 7.4, the General Partner shall pay to the Limited Partner and the Special Limited Partner within sixty days of receiving notice from the Limited Partner and/or the Special Limited Partner the sum of (A) the amount of the Tax Credit recapture, (B) any interest and penalties imposed on the Limited Partner or Special Limited Partner with respect to such recapture, and (C) an amount sufficient to pay any tax liability owed by the Limited Partner or Special Limited Partner resulting from the receipt of the amounts specified in (A) and (B).

         (g) The increase in the Capital Contribution of the Limited Partner and the Special Limited Partner pursuant to Section 7.4(a) shall be subject to the Limited Partner and Special Limited Partner having funds available to pay any such increase at the time of its notification of such increase. For these purposes, any funds theretofore previously earmarked by the Limited Partner or Special Limited Partner to make other investments, or to be held as required reserves, shall not be considered available for payment hereunder.

         Section 17.3 of the Amended and Restated Partnership Agreement is amended in its entirety to provide:

Section 17.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Partner to be notified, or may be sent by overnight courier, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

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       To the General Partner:    Crane & Fowler Investments, L.L.C.
                                  122 South Phillips Avenue, Suite 350
                                  Sioux Falls, South Dakota 57104
                                  Attn: Michael A. Crane

                                  Sioux Falls Environmental Access, Inc.
                                  2101 West 41st Street, Ste. 2000
                                  P.O. Box 495
                                  Sioux Falls, SD 57101

       To the Limited Partner:    WNC Housing Tax Credit Fund VI, L.P. Series 9
                                  c/o WNC & Associates, Inc.
                                  3158 Redhill Ave., Suite 120
                                  Costa Mesa, California 92626-3416

       To the Special
       Limited Partner:           WNC Housing, L.P.
                                  3158 Redhill Ave., Suite 120
                                  Costa Mesa, CA  92626-3416


         Sioux Falls Environmental Access, Inc. acknowledges receipt of all documents and information that would be material to a prudent investor in making an informed decision. By its signature below, SFEA agrees and consents to the terms of the Amended and Restated Partnership Agreement and the First Amendment and acknowledges that it was a partner of the Partnership during all times since the filing of the Amended Certificate of Limited Partnership with the South Dakota Secretary of State on March 1, 2001. Execution of this First Amendment by SFEA has been duly and validly authorized by or on behalf of SFEA and, having been executed and delivered constitutes the valid and binding agreement of SFEA.

         The Partnership shall be continued pursuant to the Act and on the same terms and conditions as set forth in the Amended and Restated Partnership Agreement amended only as specifically set forth herein.





                      [signatures begin on following page]




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         IN WITNESS WHEREOF, this First Amendment to the Amended and Restated
Agreement of Limited Partnership of 505 West Main Limited Partnership, a South Dakota limited partnership, is made and entered into as of July 31, 2002.

                                GENERAL PARTNER

                                Crane & Fowler Investments, L.L.C.

                                By:      /s/ MICHAEL A. CRANE
                                         Michael A. Crane,
                                         Member

                                Sioux Falls Environmental Access, Inc.

                                By:      /s/ ROLLYN H. SAMP
                                         Rollyn H. Samp,
                                         President

                                LIMITED PARTNER

                                WNC Housing Tax Credit Fund VI, L.P. Series 9

                                By:      WNC & Associates, Inc.
                                         General Partner

                                         By:      /s/ DAVID N. SHAFER
                                                  David N. Shafer
                                                  Executive Vice President

                                WITHDRAWING LIMITED PARTNER

                                WNC Holding, LLC

                                By:      WNC & Associates, Inc.,
                                         Managing Member

                                         By:      /s/ DAVID N. SHAFER
                                                  David N. Shafer,
                                                  Executive Vice President
Signatures continue on next page...


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                                SPECIAL LIMITED PARTNER

                                WNC Housing, L.P.

                                By:      WNC & Associates, Inc.,
                                         General Partner

                                         By:      /s/ DAVID N. SHAFER
                                                  David N. Shafer,
                                                  Executive Vice President






















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